UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2008

Commission File Number: 333-130344

NOVORI INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

Suite 206 – 5550 152nd Street,
Surrey, British Columbia, Canada, V3S 5J9
(Address of principal executive offices)

Suite 105 – 5450 152nd Street
Surrey, British Columbia , Canada V3S 5J9
(Former address)

(778) 571-0880
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – RESIGNATION OF OFFICER

On July 8, 2008, Novori Inc. (the “Company”) accepted the resignation of Mr. Nashrulla Jamani from the position of Senior Vice President of Investor Relations effective immediately. Mr. Jamani’s resignation was not due to any dispute with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2008	NOVORI INC.
(Registrant)

By: /s/ Harold Schaffrick
Harold Schaffrick,
President and Chief Executive Officer